Exhibit 99.1

Energy Recovery Reports its First Quarter 2026 Financial Results and Organizational Updates

SAN LEANDRO, Calif. - May 6, 2026 – Energy Recovery, Inc. (Nasdaq:ERII) (“Energy Recovery”, “Company”, “we”, and “our”) today announced its financial results for the first quarter ended March 31, 2026. Management has released a letter to shareholders reviewing business and financial updates from the first quarter and discussing our outlook for 2026. This letter is located under “News and Events” in the “Investors” section on the Energy Recovery website (https://ir.energyrecovery.com/news-events/shareholder-letters).

Key Business Updates
•Today, Energy Recovery is announcing that David Moon, President and Chief Executive Officer of the Company, has notified the Board of Directors (the “Board”) of his intention to retire following the appointment of his replacement. Mr. Moon will remain as President and Chief Executive Officer until a successor is appointed and has committed to support the Company in an advisory capacity during the transition period for as long as is deemed necessary by the Board. The Company has begun a search for Mr. Moon’s successor.
•The Company is also announcing that Mike Mancini has resigned as Chief Financial Officer, effective today, to pursue a new professional opportunity. Aidan Ryan, current VP of Finance who joined in 2024, has been named Interim Chief Financial Officer. Please refer to the Company’s letter to shareholders and Form 8-K for additional information.
•The Board has authorized a new share repurchase plan to purchase up to $25.0 million of common stock over the next 12 months. Since November 2024, the Company has now announced $130.0 million of aggregate share repurchase authorizations.

First Quarter Highlights
•Revenue of $9.7 million, an increase of $1.6 million, as compared to Q1’2025.
•Gross margin of 27.8%, a decrease of 2,750 bps, as compared to Q1’2025 due primarily to $1.6 million of restructuring charges booked to inventory associated with the wind down of the CO2 retail grocery business, which reduced gross margin by 17%, as well as increased costs related to product and channel mix, pricing, tariffs and indirect manufacturing costs.
•Operating expenses of $17.6 million, an increase of 3.2%, as compared to Q1’2025, due primarily to impairment of goodwill and restructuring charges incurred as part of the wind down of the CO2 retail grocery business.
•Loss from operations of $14.9 million, a decrease of 18.3%, as compared to Q1’2025, due primarily to impairment of goodwill and restructuring charges incurred as part of the wind down of the CO2 retail grocery business.
•Net loss of $12.3 million and adjusted EBITDA(1) loss of $7.1 million.
•Cash and investments of $92.1 million, which includes cash, cash equivalents, and short- and long-term investments.

Financial Highlights

	Quarter-to-Date
	Q1’2026	Q1’2025	vs. Q1’2025
	(In millions, except net loss per share, percentages and basis points)
Revenue	$9.7	$8.1	up 20%
Gross margin	27.8%	55.3%	down 2750 bps
Operating margin	(153.1%)	(155.8%)	up 270 bps
Net loss	($12.3)	($9.9)	down 24%
Diluted loss per share	($0.23)	($0.18)	down $0.05
Effective tax rate	12.7%	14.0%
Cash provided by operations	$21.0	$10.7

Non-GAAP Financial Highlights (1)

	Quarter-to-Date
	Q1’2026	Q1’2025	vs. Q1’2025
	(In millions, except adjusted net loss per share, percentages and basis points)
Adjusted operating margin	(83.1%)	(120.4%)	up 3730 bps
Adjusted net loss	($6.0)	($7.0)	up 15%
Adjusted loss per share	($0.11)	($0.13)	up $0.02
Adjusted EBITDA	($7.1)	($8.7)
Free cash flow	$20.2	$10.5

(1)Refer to the sections “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definitions of our non-GAAP financial measures and reconciliations of GAAP to non-GAAP amounts, respectively.
NM    Not Meaningful

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include risks relating to the future demand for the Company’s products, risks relating to performance by our customers and third-party partners, risks relating to the timing of revenue, and any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2025, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including adjusted operating margin, adjusted net loss, adjusted loss per share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Notes to the Financial Results
•Adjusted operating margin is a non-GAAP financial measure that the Company defines as loss from operations which excludes i) stock-based compensation; ii) restructuring charges, iii) restructuring - inventory reserve, iv) impairment of long-lived assets, and v) impairment of goodwill, divided by revenues.
•Adjusted net loss is a non-GAAP financial measure that the Company defines as net loss which excludes i) stock-based compensation; ii) restructuring charges; iii) restructuring - inventory reserve, iv) impairment of long-lived assets; v) impairment of goodwill and vi) the applicable tax effect of the excluded items including the stock-based compensation discrete tax item.
•Adjusted loss per share is a non-GAAP financial measure that the Company defines as net loss, which excludes i) stock-based compensation; ii) restructuring charges; iii) restructuring - inventory reserve, iv) impairment of long-lived assets; v) impairment of goodwill and vi) the applicable tax effect of the excluded items including the stock-based compensation discrete tax item, divided by basic shares outstanding.
•Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net loss which excludes i) depreciation and amortization; ii) stock-based compensation; iii) restructuring charges; iv) restructuring - inventory reserve, v) impairment of long-lived assets; vi) impairment of goodwill vii) other income, net, such as interest income and other non-operating income, net; and viii) benefit from income taxes.
•Free cash flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities less capital expenditures.

Conference Call to Discuss Financial Results

LIVE CONFERENCE Q&A CALL:
Wednesday, May 6, 2026, 2:00 PM PT / 5:00 PM ET
US / Canada Toll-Free: +1 (877) 709-8150
Local / International Toll: +1 (201) 689-8354

CONFERENCE Q&A CALL REPLAY:
Available approximately three hours after conclusion of the live call.
Expiration: Saturday, June 6, 2026
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13760218

Investors may also access the live call and the replay over the internet on the “Events” page of the Company’s website located at https://ir.energyrecovery.com/news-events/ir-calendar.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery (Nasdaq: ERII) designs and manufactures world-class energy-saving technology for critical infrastructure that communities rely on every day, driving a more resilient and sustainable future. Grounded in more than 30 years of leadership in the desalination industry, today we use our proprietary pressure exchanger technology to help customers in multiple industries improve their operations and lower their emissions. Headquartered in the San Francisco Bay Area, we operate manufacturing and R&D facilities throughout California, with sales and on-site technical support available globally. For more information, please visit www.energyrecovery.com

Contact
Investor Relations
ir@energyrecovery.com

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2026	December 31, 2025
	(In thousands)
ASSETS
Cash, cash equivalents and investments	$92,142	$83,283
Accounts receivable and contract assets	40,642	78,286
Inventories, net	30,886	24,260
Prepaid expenses and other assets	3,383	3,416
Property, equipment and operating leases	19,955	20,635
Goodwill	11,128	12,790
Deferred tax assets and other assets	10,852	8,844
TOTAL ASSETS	$208,988	$231,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable, accrued expenses, and other liabilities, current	$13,680	$13,784
Contract liabilities and other liabilities, non-current	2,178	2,109
Lease liabilities	8,845	9,429
Total liabilities	24,703	25,322

Stockholders’ equity	184,285	206,192
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$208,988	$231,514

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands, except per share data)
Revenue	$9,706	$8,065
Cost of revenue	5,372	3,607
Restructuring - inventory reserve	1,632	—
Gross profit	2,702	4,458

Operating expenses
General and administrative	6,455	8,574
Sales and marketing	5,119	4,906
Research and development	2,789	3,001
Restructuring charges	1,536	539
Impairment of goodwill	1,662	—
Total operating expenses	17,561	17,020
Loss from operations	(14,859)	(12,562)

Other income, net	833	1,079
Loss before income taxes	(14,026)	(11,483)
Benefit from income taxes	(1,775)	(1,603)
Net loss	$(12,251)	$(9,880)

Net loss per share
Basic and diluted	$(0.23)	$(0.18)

Number of shares used in per share calculations
Basic and diluted	52,660	54,902

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Cash flows from operating activities:
Net loss	$(12,251)	$(9,880)
Non-cash adjustments	4,269	1,427
Net cash provided by operating assets and liabilities	29,019	19,131
Net cash provided by operating activities	21,037	10,678

Cash flows from investing activities:
Net investment in marketable securities	(6,805)	12,855
Capital expenditures	(814)	(191)
Proceeds from sales of fixed assets	13	10
Net cash (used in) provided by investing activities	(7,606)	12,674

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	1,092
Tax payment for employee shares withheld	(682)	(476)
Repurchase of common stock and payment of excise tax	(10,694)	(4,490)
Net cash used in financing activities	(11,376)	(3,874)

Effect of exchange rate differences	(15)	33
Net change in cash, cash equivalents and restricted cash	$2,040	$19,511
Cash, cash equivalents and restricted cash, end of period	$50,116	$49,268

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Channel Revenue

	Three Months Ended March 31,
	2026	2025	vs. 2025
	(In thousands, except percentages)
Original equipment manufacturer	$6,588	$4,001	up 65%
Aftermarket	2,754	4,028	down 32%
Megaproject	364	36	up 911%
Total revenue	$9,706	$8,065	up 20%
Segment Activity

	Three Months Ended March 31,
	2026					2025
	Desalination	Wastewater	Emerging Technologies	Corporate	Total	Desalination	Wastewater	Emerging Technologies	Corporate	Total
	(In thousands)
Revenue	$8,907	$601	$198	$—	$9,706	$7,759	$305	$1	$—	$8,065
Cost of revenue	4,942	370	60	—	5,372	3,382	179	46	—	3,607
Restructuring - inventory reserve	—	—	1,632	—	1,632	—	—	—	—	—
Gross profit (loss)	3,965	231	(1,494)	—	2,702	4,377	126	(45)	—	4,458

Operating expenses
General and administrative	756	981	348	4,370	6,455	845	728	755	6,246	8,574
Sales and marketing	2,485	1,163	858	613	5,119	2,108	1,037	1,270	491	4,906
Research and development	1,616	136	1,037	—	2,789	849	329	1,823	—	3,001
Restructuring charges	335	18	1,140	43	1,536	107	103	123	206	539
Impairment of goodwill	—	—	1,662	—	1,662	—	—	—	—	—
Total operating expenses	5,192	2,298	5,045	5,026	17,561	3,909	2,197	3,971	6,943	17,020
Operating income (loss)	$(1,227)	$(2,067)	$(6,539)	$(5,026)	(14,859)	$468	$(2,071)	$(4,016)	$(6,943)	(12,562)
Other income, net					833					1,079
Loss before income taxes					$(14,026)					$(11,483)

Stock-based Compensation

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Stock-based compensation expense charged to:
Cost of revenue	$98	$148
General and administrative	969	870
Sales and marketing	671	679
Research and development	225	266
Total stock-based compensation expense	$1,963	$1,963

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)
(Unaudited)

This press release includes certain non-GAAP financial information because we plan and manage our business using such information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Quarter-to-Date
	Q1'2026	Q1'2025
	(In millions, except shares, per share and percentages)
Operating margin	(153.1)%	(155.8)%
Stock-based compensation	20.2	24.3
Restructuring charges	15.8	6.7
Impairment of long-lived assets	—	4.4
Restructuring - inventory reserve	16.8	—
Impairment of goodwill	17.1	—
Adjusted operating margin	(83.1)%	(120.4)%

Net loss	$(12.3)	$(9.9)
Stock-based compensation	2.0	2.0
Restructuring charges (2)	1.3	0.5
Impairment of long-lived assets (2)	—	0.3
Restructuring - inventory reserve(2)	1.4	—
Impairment of goodwill (2)	1.4	—
Stock-based compensation discrete tax item	0.1	0.1
Adjusted net loss	$(6.0)	$(7.0)

Net loss per share	$(0.23)	$(0.18)
Adjustments to net loss per share (3)	0.12	0.05
Adjusted loss per share	$(0.11)	$(0.13)

Net loss	$(12.3)	$(9.9)
Stock-based compensation	2.0	2.0
Depreciation and amortization	1.0	1.0
Restructuring charges	1.5	0.5
Impairment of long-lived assets	—	0.4
Restructuring - inventory reserve	1.6	—
Impairment of goodwill	1.7	—
Other income, net	(0.8)	(1.1)
Benefit from income taxes	(1.8)	(1.6)
Adjusted EBITDA	$(7.1)	$(8.7)

Free cash flow
Net cash provided by operating activities	$21.0	$10.7
Capital expenditures	(0.8)	(0.2)
Free cash flow	$20.2	$10.5

(1)Amounts may not total due to rounding.
(2)Amounts presented are net of tax.
(3)Refer to the sections “Use of Non-GAAP Financial Measures” for description of items included in adjustments.